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                                                                   Exhibit 10.44

                              MCKESSON CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH JULY 31, 2001)


1.      PURPOSE

        The McKesson Corporation 1998 Employee Stock Purchase Plan (the "Plan") is intended to encourage the employees of the Company and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.      STOCK RESERVED FOR THE PLAN

        The Company will reserve 6,100,000 (which number has been adjusted to reflect the 2:1 stock split effected by the former HBO & Company on May 27, 1998, and the Exchange Ratio as defined in the Merger Agreement) shares of the Company's common stock, $.01 par value per share ("Stock"), for purchase by employees under the Plan. The number of shares of Stock reserved for the Plan may further be adjusted as provided in Section 16. The shares of Stock reserved for the Plan may be shares now or hereafter authorized but unissued, shares that have been reacquired by the Company, or shares of treasury stock.

3.      ADMINISTRATION

        The Plan will be administered by the Compensation Committee of the Board (the "Committee"), consisting of members of the Board designated by the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee. To the extent consistent with applicable law, the Committee may delegate its duties hereunder to a sub-committee, whose members need not be members of the Board.


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4.      ELIGIBILITY

        (a) Eligible Employees. Except as set forth in subsections (b) and (c) below, all employees of the Company, and all employees of any parent corporation, as defined in Code Section 424(e) (a "Parent") or any subsidiary corporation as defined in Code Section 424(f) (a "Subsidiary") of the Company that is designated by the Board as a participating Parent or Subsidiary, will be eligible to participate in the Plan. Such employees are referred to herein as "Employees." No person who is not an Employee will be eligible to participate in the Plan.

        (b) Excluded Employees. The following Employees will not be eligible to participate in the Plan:

            (i) any Employee whose customary employment is less than 20 hours per week or for not more than 5 months in any calendar year; and

            (ii) any Employee who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Employee will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement); and

            (iii) effective for the first Purchase Period commencing after September 30, 1999 and for any subsequent Purchase Period, any Employee who as of the first day of any such Purchase Period has not completed a period of employment of at least 30 days.

5.      OFFERING DATES

        The Plan will be implemented by a continuous series of 24-month offerings beginning on the first trading day on or after May 1 and November 1 of each calendar year and terminating on the last trading day of the month which is 24 months later (the "Offering Periods") and six-month periods commencing on each May 1 and November 1 and ending on the following October 31 and April 30, during which contributions may be made toward the purchase of Stock under the Plan (the "Accumulation Periods"). For purposes of calculating the purchase price under Section 9, the applicable Offering Period shall be determined as follows:

            (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to the Participant until the earliest of (A) the end of such Offering Period, (B) the date the Participant elects to discontinue contributions to the Plan and receive a distribution of his Cash Account, or (C) re-enrollment in a subsequent Offering Period under paragraph (ii) below.

            (ii) In the event that the Fair Market Value of the Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the first Offering Period shall be canceled and the Participant shall automatically be re-enrolled for such subsequent Offering Period.


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6.      ELECTION TO PARTICIPATE

        (a) Initial Election. Each Employee who is eligible to participate in the Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in accordance with procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a percentage of the Employee's Compensation (as defined below), which may not exceed 15 percent of the Employee's Compensation for any payroll period or be less than 1 percent of the Employee's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). An Employee's "Compensation" is his "compensation" as that term is defined in the McKesson Corporation Profit-Sharing Investment Plan. Payroll deductions for a Participant will be made regularly and in equal amounts during the Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

        (b) Changes in Rate of Payroll Deductions. A Participant may change the amount of payroll deductions elected for a Purchase Period by providing notice in accordance with procedures established by the Committee.

        (c) Discontinuance of Contributions. At any time during a Purchase Period, (but not later than five business days prior to the Purchase Date), a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee.

7.      PURCHASE PERIOD LIMITATION ON RIGHTS TO PURCHASE STOCK

        (a) In General. Subject to the annual limitations in Section 8 below, the maximum number of shares of Stock each Participant will have the right to purchase under the Plan during a Purchase Period is determined by dividing (i) $12,500 by (ii) the Fair Market Value of one share of Stock on the Offering Date for such Purchase Period.

        (b) Insufficient Shares of Stock. If at any time the number of shares of Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.


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8.      ANNUAL LIMITATION ON RIGHTS TO PURCHASE STOCK

        No right to purchase shares of Stock under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company or any Parent or Subsidiary would permit the Employee to purchase shares of Stock with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

9.      PURCHASE PRICE

        (a) In General. The purchase price of each share of Stock purchased at the close of an Accumulation Period will be the lower of (i) 85 percent of the Fair Market Value of the such share on the last trading day of such Accumulation Period, or (ii) 85 percent of the Fair Market Value of such share on the first day of the applicable Offering Period (as determined under Section 5).

        (b) Fair Market Value. The Fair Market Value of the Stock, as of any date, will be equal to the closing price of the Stock on the New York Stock Exchange ("NYSE"), for such date as reported in The Wall Street Journal. If no transaction is reported for a particular date, Fair Market Value will be the closing price on the closest preceding date for which any transaction is reported. If the Stock is not traded on the NYSE, Fair Market Value will be determined using the method established by the Committee.

10.     PURCHASE OF STOCK

        Subject to the share limitations set forth in Sections 7 and 8 above, as of each Purchase Date, the Committee will purchase from the Company using the funds in each Cash Account on such date, on behalf of each Participant having funds in his Cash Account, the number of whole and fractional shares of Stock determined by dividing the amount in such Cash Account on such date by the purchase price determined under Section 9.

11.     STOCK ACCOUNTS

        (a) Establishment of Accounts. As soon as reasonably practicable after each Purchase Date, the Company will deliver to a custodian selected by the Committee (the "Custodian"), in electronic form, the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of whole and fractional shares of Stock purchased by the Participant under the Plan.

        (b) Withdrawals from Stock Accounts. A Participant may at any time withdraw any whole shares of Stock credited to his Stock Account as to which the holding period requirements of Code Section 423(a)(1) have been satisfied. As soon as practicable after such request by a Participant, the Custodian will cause such whole shares to be transferred in electronic form to a broker designated by the Participant or will cause a certificate representing such Shares to be delivered to the Participant.


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        (c) Rights as Shareholders. A Participant will have all of the rights of a stockholder of the Company with respect to all of the shares of Stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12.     TERMINATION OF EMPLOYMENT

        (a) Termination Other Than Due to Death, Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period for any reason other than death, disability, or Retirement, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant. For purposes of the Plan, a Participant who is on an approved leave of absence will not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the Participant's right to re-employment is guaranteed by law or contract.

        (b) Termination Due to Death. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period due to death, then, at the election of the Participant's beneficiary, the balance of the Participant's Cash Account will be (i) delivered to the beneficiary or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10.

        (c) Termination Due to Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary due to Retirement or disability no more than 3 months before the Purchase Date for a Purchase Period, then, at the Participant's election, the balance of the Participant's Cash Account will be (i) returned to the Participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. If a Participant terminates employment due to Retirement or disability more than 3 months before the Purchase Date for a Purchase Period, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant.

        (d) Definition of Retirement. For purposes of the Plan, Retirement will mean the attainment by a Participant of age plus whole years of service with the Company or any Parent or Subsidiary totaling 65 or more.

13.     BENEFICIARY

        In the event of the Participant's death, his beneficiary shall be his surviving spouse, or if there is none, his surviving children in equal shares, or if there are none, his estate.

14.     COMPLIANCE WITH SECURITIES LAW

        All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.


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15.     RIGHTS NOT TRANSFERABLE

        Neither payroll deductions credited to a Participant's account nor any rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution or as provided in Section 13 hereof). Rights under the Plan are exercisable during the lifetime of the Participant only by the Participant.

16.     ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK

        (a) In General. In the event of a subdivision or consolidation of outstanding shares of Stock, the payment of a stock dividend thereon, stock split, reverse stock split, or in the event of any "corporate transaction" as defined in Treasury Regulations Section 1.425-1(a)(1)(ii) (now relating to Code
Section 424), the number of shares reserved or authorized to be reserved under the Plan, the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, the maximum number of shares each Participant may purchase during each Purchase Period (pursuant to Section 7) or during each calendar year (pursuant to Section 8), and the number of shares credited to Participants' Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

        (b) Effect of Merger. Following consummation of the Merger, outstanding purchase rights of HBO & Company employees under the Plan remained in effect and were assumed by the Company, with appropriate changes to reflect the issuance of shares of Stock.

17.     FOREIGN EMPLOYEES

        To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or a Parent or Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

18.     AMENDMENT OF THE PLAN

        The Board may amend the Plan in any respect; provided, however, that, any amendment (i) increasing the number of shares of Stock reserved under the Plan (other than as provided in Section 16), or (ii) any change in the designation of corporations whose employees may be eligible to participate in the Plan, other than a corporation who is a Parent or a Subsidiary, must be approved, within 12 months of the adoption of such an amendment, by the holders of a majority of the voting power of the outstanding shares of Stock.


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19.     TERMINATION OF THE PLAN

        The Plan and all rights of Employees hereunder will terminate:

        (a) as of the Purchase Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

        (b) at any time upon action of the Board; provided, however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

20.     EFFECTIVE DATE

        This Amendment and Restatement will become effective as of May 1, 2000. For Offering Periods prior to May 1, 2000 the terms of the Plan as in effect from time to time are applicable.

21.     GOVERNMENT AND OTHER REGULATIONS

        (a) In General. The Plan, and the grant and exercise of the rights to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

        (b) Withholding Obligations. Each Participant will, no later than the date as of which the value of any purchase right granted under the Plan first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such purchase right. The obligations of the Company under the Plan will be conditional on the making of such payments or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

22.     INDEMNIFICATION OF COMMITTEE

        In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.